Exhibit 10.3

PLACEMENT AGENT AGREEMENT

August 12th, 2019

This Placement Agent Agreement (“Agreement”) is made by and between CytoDyn Inc., a Delaware corporation (the “Company”), and Paulson Investment Company, LLC, a Delaware limited liability company (the “Placement Agent”), as of the date first above written. The Company hereby engages the Placement Agent to assist the Company as its non-exclusive placement agent in arranging an offering of its equity securities (the “Securities”) which will be subject to a registration statement (the “Registration Statement”) on Form S-3 previously declared effective by the United States Securities and Exchange Commission (the “SEC”) , on terms to be determined by the parites hereto (the “Offering”). The terms of the Offering will be more fully described in the definitive transaction documents pertaining to the Offering, to be prepared by the Company, with the assistance of the Placement Agent.

NOW THEREFORE, the parties hereto based on the foregoing and the mutual covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, do hereby agree as follows:

1.	Services.

(a) The Placement Agent shall offer participation in the Offering to its clients and other persons with whom the Placement Agent or the Company or any of their respective officers, directors, employees or affiliates has a pre-existing business relationship and that the Placement Agent reasonably believes are “accredited investors” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Any such potential investor in the Offering, including entities controlled by or advised by the Placement Agent and their respective affiliates, that is first introduced to the Company by the Placement Agent shall be considered a qualified investor (collectively, the “Qualified Investors”). A list of Qualified Investors will be provided to the Company within five (5) business days of the final closing of the Offering. Additionally, all persons (natural or otherwise) who participate in the Offering shall be considered Qualified Investors for the purposes of Section 2 hereof, except for such investors that were not first introduced to the Company by the Placement Agent (“Company Investors”).

(b) The Company shall be responsible for (i) the Registration Statement, as well as the relevant subscription documents or securities purchase agreement (the “Transaction Documents”), and related investment materials to be used in connection with the Offering; and the Placement Agent shall be responsible for (i) organizing, obtaining facilities for, and conducting one or more investor presentations and (ii) providing other services reasonably related to serving as the Placement Agent for the Company in connection with the Offering.

(c) The Company shall (1) make members of management and other employees available to the Placement Agent as the Placement Agent shall reasonably request for purposes of satisfying the Placement Agent’s due diligence requirements and consummating the Offering; (2) make its Chief Executive Officer, Chief Financial Officer and other key management members available to attend a reasonable number of investor presentations, as recommended by the Placement Agent; and (3) commit such time and other resources as are reasonably necessary or appropriate to support the Placement Agent in its efforts to secure the reasonable and timely success of the Offering. The Company shall cooperate with the Placement Agent in connection with, and shall make available to the Placement Agent such documents and other information as the Placement Agent shall reasonably request in order to satisfy, its due diligence requirements, subject to any applicable confidentiality requirements.

(d) The Placement Agent acknowledges that (i) the Company may determine, in its sole discretion, whether to accept an offer of subscription to the Offering by a Qualified Investor and (ii) the Company is not obligated to compensate the Placement Agent for such offered subscriptions to the Company that the Company does not accept.

(e) The Company acknowledges that the Placement Agent may engage one or more sub-agents (each a “Sub-Agent”), reasonably acceptable to the Company, to assist the Placement Agent in the placement of the Securities. Each Sub-Agent will be assigned a portion of the Cash Fee and Equity Compensation (as each is defined below) otherwise payable to the Placement Agent, in the amounts, and on the terms set forth in an agreement between the Placement Agent and Sub-Agent and for which amounts shall be paid to the Sub-Agent by the Placement Agent.

2.	Compensation Payable to the Placement Agent.

(a) The Company shall, at each closing of the Offering (each a “Closing”), as compensation for the services provided by the Placement Agent hereunder, pay the Placement Agent a cash commission equal to 9% of the gross proceeds received by the Company from Qualified Investors from such closing (the “Cash Fee”). provided, however, that the Placement Agent shall be paid a Cash Fee of 5% of the gross proceeds received by the Company with respect to investors in the Offering who are not introduced by the Placement Agent to the Company, including the Company’s officers, directors, stockholders of the Company that are not clients of the Placement Agent and other investors introduced to the Offering by the Company (the “Company Investors”).

(b) At the final Closing of an Offering that includes the sale of shares of the Company’s common stock (including as part of units), the Placement Agent shall be entitled to receive a warrant to purchase a number of shares of the Company’s common stock (“PA Warrants”), equal to 9% of the number of shares of common stock sold in the Offering excluding, for the avoidance of doubt, any shares underlying warrants sold in the Offering. The Placement Agent shall not be entitled to receive any PA Warrants in connection with the purchase of the Company’s common stock in the Offering by Company Investors. The PA Warrants shall have an exercise price equal to the price of the common stock in the Offering and will expire on the date that is five (5) years from the date of issuance of such PA Warrant. The PA Warrants will include a cashless exercise provision. The Placement Agent may assign PA Warrants to Sub-Agents, or other designees, so long as such designees are accredited investors and execute such certificates reasonably requested by the Company to ensure compliance with applicable securities laws.

3.	Term.

(a) Unless earlier terminated as set forth herein, this Agreement will continue in full force and effect for a term expiring on September 30, 2019, unless extended by the Company and the Placement Agent (the “Term”). Certain provisions of this Agreement survive the termination of this Agreement as expressly provided elsewhere herein.

(b) Prior to the end of the Term, (i) the Company may terminate this Agreement immediately and without notice in the event of a material breach of this Agreement by the Placement Agent, and (ii) either party may terminate this Agreement upon 3 (three) business days prior written notice to the other party for any reason. In the event the Company terminates this Agreement, the Placement Agent will be entitled to all applicable Cash Fees and Equity Compensation provided for in Section 2 hereof, earned prior to such termination, and, if the Company terminates this Agreement pursuant to Section 3(b)(ii), the Placement Agent will also be entitled to its non-accountable expenses of $35,000 as contemplated by Section 9 hereof.

(c) In the event that the Company consummates a sale of its securities (whether debt or equity) to a Qualified Investor within the twelve (12) month period immediately following the date of termination or expiration of this Agreement (the “Tail Period”) pursuant to which the Placement Agent would have been entitled to the compensation set forth in Section 2 of this Agreement had the sale occurred during the term of this Agreement, then at the closing of each such investment during the Tail Period, the Company shall pay the Placement Agent the compensation as set forth in Section 2 hereof (including PA Warrants), in the amounts equal to the compensation that the Placement Agent would have earned from such investments had the Company closed on such investments prior to the termination of this Agreement. For the avoidance of doubt, the Tail Period and related fees due under Section 2 shall only be applicable to investors who participate in this offering. This qualification does not supersede Tail Periods which remain effective from prior Agreements.

4.	Performance. In connection with the performance of its duties under this Agreement, the Placement Agent agrees as follows:

(a) The Placement Agent shall act in a manner consistent with the instructions of the Company and comply with all applicable laws, whether foreign or domestic, of each jurisdiction in which the Placement Agent proposes to carry on the business contemplated by this Agreement. The Placement Agent shall not take any action or omit to take any action that would cause the Company to violate any law or to jeopardize the availability of any applicable exemption from registration under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Placement Agent is a member firm in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and has all authority and approvals needed to engage in securities trading and brokerage activities, as well as providing investment banking and financial advisory services. The Placement Agent represents, warrants and agrees that it shall at all times provide its services under this Agreement in compliance with applicable law.

(b) The Placement Agent shall, and shall cause all Sub-Agents to, keep a record of, and when and to whom each Registration Statement is provided.

(c) The Placement Agent shall only provide the Registration Statement to potential investors, and shall not make any additional statements that contain an untrue statement of a material fact or omit to state any fact necessary to make any statement made by the Placement Agent not misleading in light of the circumstances in which such statements are made.

(d) The Placement Agent shall not provide any other information about the Company to any person or firm that, to the knowledge of the Placement Agent, is a competitor of the Company or is an officer, director, employee, affiliate or investor in a competitor of the Company.

(e) The Placement Agent shall use its best efforts to cause its officers, directors, employees and affiliates to comply with all of the foregoing provisions of this Section 4.

5.	Representations and Warranties of the Parties.

(a) The Company represents and warrants to the Placement Agent, except as otherwise set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC Reports”), as follows:

(i) On the date of the Registration Statement and at each Closing, the Registration Statement will comply in all material respects with the disclosure requirements of Securities Act and will neither contain any untrue statements of a material fact or omit to state a material fact required to be stated therein in light of the circumstances under which they are made, or necessary to make the statements therein not misleading.

(ii) The financial statements included in the Registration Statement present fairly in all material respects the financial position of the Company as of the dates indicated and the results of its operations for the periods specified.

(iii) The Company has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the power and authority to own, lease and operate its properties and conduct its business in all material respects as described in the Registration Statement; and the Company is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which the conduct of its business and/or its ownership of property requires such qualification except for such jurisdictions in which the failure to qualify in the aggregate would not have a material and adverse effect on the results of operations or financial conditions of the Company.

(iv) Except as disclosed in the Registration Statement or the SEC Reports, the Company does not have any subsidiaries and does not own any interest in any other corporation, partnership, joint venture or other entity.

(v) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement, enforceable in accordance with its terms, except as enforceability of any indemnification provision may be limited under federal securities laws and except as enforceability of such agreements may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights.

(vi) On the date of the Registration Statement and at each Closing, the Company owns good and marketable title to all properties and assets described in the Registration Statement as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described or referred to in the Registration Statement or are not materially significant or important in relation to the business of the Company.

(vii) Except as disclosed in or contemplated by the Registration Statement or the SEC Reports, the Company is not in violation of its Certificate of Incorporation or its Bylaws, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material bond, debenture, note or other evidence of indebtedness or in any material contract, indenture, mortgage, loan agreement, lease, joint venture or other agreement or instrument to which the Company is a party or by which it or any of its properties are bound; and the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions herein contemplated will not conflict in any material respect with, or result in a breach of any of the material terms, conditions or provisions of, or constitute a material default under, the Certificate of Incorporation or Bylaws of the Company, or any material bond, debenture, note or other evidence of indebtedness or any material contract, indenture, mortgage, loan agreement, lease, joint venture or other agreement or instrument to which the Company is a party or by which it or any of its properties are bound.

(viii) Except as disclosed in or contemplated by the Registration Statement or the SEC Reports, there is no material action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company, which might result in any material and adverse change in the condition (financial or otherwise), business or prospects of the Company.

(ix) Except as disclosed in or contemplated by the Registration Statement, each material contract to which the Company is a party is in full force and effect or has terminated in accordance with its terms or as set forth in the Registration Statement; and no party to any such contract has given notice of the cancellation of, or to the knowledge of the Company has the intention to, cancel any such material contract.

(x) Except as disclosed in or contemplated by the Registration Statement and the fees and disbursements payable to the Placement Agent pursuant to this Agreement, there are no outstanding claims for services either in the nature of a finder’s fee, brokerage fee or other similar fee with respect to the Offering for which the Company or the Placement Agent may be responsible.

(b) The Placement Agent represents and warrants to and covenants with the Company that:

(i) The Placement Agent is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and it has all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

(ii) This Agreement has been duly authorized, executed and delivered by the Placement Agent and on its behalf and constitutes a valid and legally binding obligation enforceable against the Placement Agent in accordance with its terms.

(iii) The execution and delivery of this Agreement, the observance and performance hereof and the consummation of the transactions contemplated hereby and by the Registration Statement do not and will not result in any breach of, or default under, any instrument or agreement by which the Placement Agent is bound or violate any law or order directed to the Placement Agent of any court or any federal or state regulatory body or administrative agency having jurisdiction over the Placement Agent or over its property.

(iv) The Placement Agent is duly registered as a broker-dealer with the United States Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act, and no proceeding has been initiated to revoke any of such registrations; the Placement Agent is a member in good standing of FINRA; the Placement Agent is duly registered as a broker-dealer under the applicable statutes, if any, in each state in which the Placement Agent proposes to offer or sell the Securities where such registration is required; the Placement Agent shall be responsible for payment of compensation owed to any Sub-Agent, if any, which Sub-Agent, if any, must be a member in good standing of FINRA and registered in each state where investors identified by such Sub-Agent reside.

(v) The Placement Agent shall maintain all broker-dealer registrations, referred to above in paragraph (iv), throughout the period in which Securities are offered and sold; the Placement Agent has complied and will comply with all broker-dealer requirements applicable to this transaction; the Placement Agent is not in violation of any order of any court or regulatory authority applicable to it with respect to the sale of the Securities.

(vi) Neither the Placement Agent nor any of its representatives is authorized to make any representation on behalf of the Company other than those contained in the Registration Statement or any additional information expressly provided by the Company to the Placement Agent for dissemination to potential investors, nor is the Placement Agent or any of its representatives authorized to act as the agent or representative of the Company in any capacity, except as expressly set forth herein.

(vii) In the event that, on or before any Closing, the Placement Agent becomes aware of any false statement of a fact or representation in the Registration Statement, the Placement Agent shall promptly inform the Company of such false statement of fact.

(viii) The Placement Agent shall inform the Company of each date on which it first receives any subscription from prospective investors in each particular state where the Securities are offered and shall not offer the Securities for sale in any state in which the offer or sale requires prior notice or clearance from any state securities commission, bureau or agency thereon, unless the Company has confirmed that such prior notice or clearance has been made or obtained.

(ix) It has not taken, and will not take, any action, directly or indirectly, that may cause the Offering to fail to be entitled to exemption from applicable state securities or “blue sky” laws.

6.	Indemnification.

(a) The Company agrees to indemnify and hold harmless the Placement Agent, its officers, directors, partners, employees, agents, legal counsel and any of its affiliates (each, a “Placement Agent’s Indemnified Party”) against any and all losses, claims, damages, liabilities, joint or several, and expenses (including all legal or other expenses reasonably incurred by a Placement Agent’s Indemnified Party) caused by or arising out of any misrepresentation or untrue statement or alleged misrepresentation or untrue statement of a material fact contained in the Registration Statement or any other document furnished by the Company to the Placement Agent for delivery to or review by the Qualified Investors, or the omission or the alleged omission to state in such documents furnished to the Qualified Investors a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which they were made, to the extent such misstatements or omissions are made in reliance upon and in conformity with written information furnished by the Company for use in the documents furnished to the Qualified Investors, including the Registration Statement (except to the extent such misrepresentations, untrue statements or omissions are based on information provided to the Company by the Placement Agent or its affiliates). The Company agrees to reimburse the Placement Agent’s Indemnified Party for any reasonable expenses (including reasonable fees and expenses of counsel) incurred as a result of producing documents, presenting testimony or evidence, or preparing to present testimony or evidence (based upon time expended by the Placement Agent’s Indemnified Party at its then current time charges or if such person shall have no established time charges, then based upon reasonable charges), in connection with any court or administrative proceeding (including any investigation which may be preliminary thereto) arising out of or relating to the performance by the Placement Agent’s Indemnified Party of any obligation hereunder and relating to a matter for which the Company must provide indemnity to or hold harmless such Placement Agent’s Indemnified Party pursuant to the provisions of this subsection 6(a). In the event the Company shall be obligated to indemnify a Placement Agent’s Indemnified Party in connection with any such proceeding, the Company shall be entitled to assume the defense of such proceeding, with counsel approved by the Placement Agent’s Indemnified Party (which shall not be unreasonably withheld), upon the delivery to the Placement Agent’s Indemnified Party of written notice of the Company’s election to do so.

(b) The Placement Agent agrees to indemnify and hold harmless the Company, its managers, officers, directors, partners, employees, agents, legal counsel and its affiliates (each, a “Company Indemnified Party”) against any and all losses, claims, damages and liabilities, joint or several, and expenses (including all legal or other expenses reasonably incurred by a Company Indemnified Party) caused by or arising out of any misrepresentation or untrue statement or alleged misrepresentation or untrue statement of a material fact made by the Placement Agent or its affiliates to the Qualified Investors, or the Placement Agent’s omission or the alleged omission to state to the Qualified Investors a material fact necessary in order to make statements made not misleading in light of the circumstances under which they were made (except to the extent such misrepresentations, untrue statements or omissions are based on information provided to the Placement Agent by the Company, including the Registration Statement or any other document furnished by the Company to the Placement Agent for delivery to or review by the Qualified Investors), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or other document furnished to the Placement Agent for delivery to or review by the Qualified Investors, in reliance upon and in conformity with written information furnished to the Company by the Placement Agent or its affiliates expressly for use therein. The Placement Agent agrees to reimburse the Company Indemnified Party for any reasonable expenses (including reasonable fees and expenses of counsel) incurred as a result of producing documents, presenting testimony or evidence, or preparing to present testimony or evidence (based upon time expended by the Company Indemnified Party at its then current time charges or if such person shall have no established time charges, then based upon reasonable charges), in connection with any court or administrative proceeding (including any investigation which may be preliminary thereto) arising out of or relating to the performance by the Company Indemnified Party of any obligation hereunder and relating to a matter for which the Company must provide indemnity to or hold harmless such Company Indemnified Party pursuant to the provisions of this subsection 6(b). The Placement Agent’s obligations under this Section 6(b) shall be limited to the net amount of Cash Fees paid or payable by the Company to the Placement Agent and the amount of any expense reimbursement paid or payable by the Company to the Placement Agent under Section 9 of this Agreement, other than in the case of fraud, intentional misrepresentation or willful breach. In the event the Placement Agent shall be obligated to indemnify a Company Indemnified Party in connection with any such proceeding, the Placement Agent shall be entitled to assume the defense of such proceeding, with counsel approved by the Company Indemnified Party (which shall not be unreasonably withheld), upon the delivery to the Company Indemnified Party of written notice of the Placement Agent’s election to do so.

(c) In order to provide for just and equitable contribution under the Securities Act in any case in which (i) any person entitled to indemnification under this Section 6 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced notwithstanding the fact that this Section 6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such person in circumstances for which indemnification is provided under this Section 6, then, and in each such case, the Company and the Placement Agent shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after any contribution from others) in such proportion so that the Placement Agent is responsible for the proportion that the amount of commissions appearing in the Registration Statement bears to the price appearing therein, and the Company is responsible for the remaining portion; provided, that, in any such case, no person guilty of a fraudulent misrepresentation or omission (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(d) The respective indemnity agreements between the Placement Agent and the Company contained in Sections 6(a) and (b) of this Agreement, and the representations and warranties of the parties set forth in Section 5 or elsewhere in this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company or Placement Agent, as the case may be, or by or on behalf of any controlling person of the Placement Agent or the Company or any such manager, partner, officer or director or any controlling person of the Company or the Placement Agent, as the case may be, and shall survive the delivery of the Securities, and any successor of the Company and of the Placement Agent, or of any controlling person of the Company or the Placement Agent, as the case may be, shall be entitled to the benefit of the respective indemnity agreements. The representations and warranties in Section 5 of this Agreement (but not the indemnities contained in Section 6 hereof) shall terminate six (6) months after the final Closing under this Agreement.

7.	Covenants

(a) The Company covenants with the Placement Agent as follows:

(i) The Company will notify the Placement Agent promptly, and confirm the notice in writing, of the initiation by the Commission or any state securities commission of any proceeding against the Company.

(ii) The Company will give the Placement Agent notice of its intention to amend or supplement the Registration Statement.

(iii) If any event shall occur as a result of which it is necessary, in the reasonable opinion of either or both of the Placement Agent and the Company, to amend or supplement the Registration Statement in order to make the Registration Statement not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Registration Statement by preparing and furnishing to the Placement Agent a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement (in form and substance satisfactory to the Placement Agent), so that, as so amended or supplemented, the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading.

(iv) The Company will endeavor, in cooperation with the Placement Agent, to qualify or perfect an exemption for the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Placement

Agent and the Company agree to offer and sell the Securities, and will maintain such qualifications in effect for so long as may be required for the distribution of the Securities. This will include, but not be limited to preparing and filing Forms D, and and notice filings with each State, as, if, and when appropriate.

(v) The Company will apply the net proceeds from the sale of the Securities sold by it hereunder substantially as contemplated by the Registration Statement.

(vi) All communications by the Company with the Placement Agent shall be with the Placement Agent’s President, legal counsel and/or designated investment banker(s) with respect to the Offering. The Company shall not initiate communication directly with any of the Placement Agent’s brokers or the Qualified Investors (until such time as such Qualified Investors are stockholders of the Company) without the prior consent of the Placement Agent.

(b) The Placement Agent covenants and agrees that:

(i) It will not give any information or make any representation in connection with the offering of Securities which is not contained in the Registration Statement.

(ii) In making any offer of Securities, the Placement Agent agrees that it will comply with the provisions of the Securities Act and the Exchange Act and the securities laws of each state, and that it and its authorized agents will offer to sell, or solicit offers to subscribe for or buy, the Securities only in those states and other jurisdictions in the United States in which such solicitations can be made in accordance with an applicable exemption from registration or qualification and in which the Placement Agent is qualified to so act. Nothing contained herein shall limit the Placement Agent from offering to sell the Securities outside the United States in compliance with applicable laws.

8. Confidentiality. Except in keeping with its obligations under this Agreement, the Placement Agent will maintain in confidence and will use only for the purpose of fulfilling its obligations hereunder and will not use for its own benefit any inventions, confidential know-how, trade secrets, financial information and other non-public information and data disclosed to it by the Company, and it will not divulge the same to any other persons until such time as the information becomes a matter of public knowledge. The Placement Agent will use its best efforts to prevent any unauthorized disclosure described above by others. This Section 8 will survive expiration or termination of this Agreement indefinitely.

9.	Expenses.

(a) The Placement Agent shall receive an expense fee equal to $35,000 payable upon the first closing pursuant to this Agreement, which will offset by future expenses incurred by the Placement Agent during the Offering.

(b) The Company shall pay all of its expenses and costs incident to the performance of its obligations under this Agreement, including but not limited to its legal and accounting fees, and shall be responsible for payment of all federal, state “blue sky” and other filings pertaining to the Offering.

10.	Independent Contractor; Duty Owed.

(a) The Placement Agent will perform its services hereunder as an independent contractor, and nothing in this Agreement will in any way be construed to constitute the Placement Agent the agent, employee or representative of the Company. Neither the Placement Agent nor any agent acting on behalf of the Placement Agent will enter into any agreement or incur any obligations on the Company’s behalf or commit the Company in any manner or make any representations, warranties or promises on the Company’s behalf or hold itself (or allow itself to be held) as having any authority whatsoever to bind the Company without the Company’s prior written consent, or attempt to do any of the foregoing.

(b) The Company acknowledges that the Placement Agent is being engaged hereunder solely to provide the services described above to the Company, and that it is not acting as a fiduciary of, and shall have no duties or liabilities to, the equity holders of the Company or any other third party in connection with its engagement hereunder, all of which are hereby expressly waived.

11.	General.

(a) Arbitration. The parties hereto agree that any dispute or controversy arising out of, relating to or concerning any interpretation, construction, performance or breach of this Agreement, shall be subject to the laws of the State of Oregon without giving effect to its conflicts of laws provisions. Any disputes will be settled in binding arbitration in Portland, Oregon under the auspices of FINRA dispute resolution. The decision of the arbitrator will be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction. The Company and the Placement Agent shall each pay one-half of the costs and expenses of such arbitration, and each shall separately pay its counsel fees and expenses.

(b) Covenant against Assignment. This Agreement is personal to the parties hereto, and accordingly, except for the right to enforce the obligations under Sections 6 and 7 hereunder (which right shall inure to the benefit of the successors and assigns of the aggrieved party), neither this Agreement nor any right hereunder or interest herein may be assigned or transferred or charged by either party without the express written consent of the other.

(c) Entire Agreement; Amendment. This Agreement and the attached exhibits constitute the entire contract between the parties with respect to the subject matter hereof and supersede any prior agreements between the parties. This Agreement may not be amended, nor may any obligation hereunder be waived, except by an agreement in writing executed by, in the case of an amendment, each of the parties hereto, and, in the case of a waiver, by the party waiving performance.

(d) No Waiver. The failure or delay by a party to enforce any provision of this Agreement will not in any way be construed as a waiver of any such provision or prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted the parties hereunder are cumulative and will not constitute a waiver of either party’s right to assert any other legal remedy available to it.

(e) Severability. Should any provision of this Agreement be found to be illegal or unenforceable, the other provisions will nevertheless remain effective and will remain enforceable to the greatest extent permitted by law.

(f) Notices. Any notice, demand, offer, request or other communication required or permitted to be given by either the Company or the Placement Agent pursuant to the terms of this Agreement must be in writing and will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation) to the number provided to the other party or such other number as a party may request by notifying the other in writing, (iv) one business day after being deposited with an overnight courier service or (v) four days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the party at the address previously provided to the other party or such other address as a party may request by notifying the other in writing.

(g) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

The parties have executed this Placement Agent Agreement as of the date first written above.

CYTODYN INC.

/s/ Michael D. Mulholland
By:	Michael D. Mulholland
Its:	CFO

PAULSON INVESTMENT COMPANY, LLC

By:	/s/ Mark Finckle
Mark Finckle
Its:	Managing Director

SIGNATURE PAGE TO PLACEMENT AGENT AGREEMENT